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                                                                    EXHIBIT 23.4

                    [RESOURCE DATA INTERNATIONAL LETTERHEAD]



                                 June 29, 1999



Thomas L. Pearson, Esq.
Alliance Coal Corporation
1717 South Border Avenue
Tulsa, OK 74119

         Re:  Securities and Exchange Commission
              Alliance Coal Partners, L.P. Registration Statement on Form S-1 (Registration No. 333-78845)

Gentlemen:

         Resource Data International consents to the including of certain statistical coal industry information compiled by us in the Registration Statement on Form S-1 of Alliance Resource Partners, L.P. (Registration No. 333-78845) and to reference to our company in such registration statement.

         Resource Data International has no interests in Alliance Resource Partners, L.P. or any of its affiliated companies of subsidiaries and is not to receive any such interest as payment for such reports and has no directors, officer, or employee, or otherwise, connected with Alliance Resource Partners, L.P. We are not employed by Alliance Resource Partners, L.P.

                                             Yours very truly,

                                             RESOURCE DATA INTERNATIONAL


                                             /s/ RONALD L. McMAHAN
                                             Ronald L. McMahan
                                             Chief Executive Officer